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                                                                       EXHIBIT A



                       CEDAR INCOME FUND PARTNERSHIP, L.P.

         DESIGNATION OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES AND
          RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS AND
                   QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS

                                     OF THE

                      SERIES A PREFERRED PARTNERSHIP UNITS



         The following are the terms of the Series A Preferred Partnership
Units:

         (a) NUMBER. The maximum number of authorized Series A Preferred Partnership Units shall be 3,300.

         (b) RELATIVE SENIORITY. In respect of rights to receive quarterly distributions and to participate in distributions of payments in the event of any liquidation, dissolution or winding up of the Partnership, the Series A Preferred Partnership Units shall rank senior to the Common Partnership Units and any other class or series of Partnership Units of the Partnership ranking, as to quarterly distributions and upon liquidation, junior to the Series A Preferred Partnership Units (collectively, "Junior Partnership Units") and on a parity with all other Preferred Partnership Units of the Partnership which are not by their terms Junior Partnership Units.

         (c) QUARTERLY DISTRIBUTIONS.

                  (1) The holder of the outstanding Series A Preferred Partnership Units shall be entitled to receive, when as and if declared by the Partnership out of any funds legally available therefor, distributions at the rate of $90.00 per Series A Preferred Partnership Unit per year, payable in arrears in equal amounts of $22.50 per unit quarterly in cash on the 15th day of each March, June, September and December or, if not a Business Day (as hereinafter defined), the next succeeding Business Day (each such day being hereinafter called a "Distribution Date" and each period ending on the calendar day preceding a Distribution Date being hereinafter called a "Distribution Period"). Distributions shall be payable to holders of record as they appear in the records of the Partnership at the close of business on the applicable record date (a "Record Date"), which shall be the 1st day of the calendar month in which the applicable Distribution Date falls on or such other date designated by the Partnership for the payment of distributions that is not more than 30 nor less than 10 days prior to such Distribution Date. The amount of any distribution payable for any Distribution Period shorter than a full Distribution Period shall be computed on the basis of a 360-day year of twelve 30-day months.

                  "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.



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         (d) LIQUIDATION RIGHTS.

                  (1) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Partnership (a "liquidation"), the holder of the Series A Preferred Partnership Units then outstanding, shall be entitled to receive in cash or property (at its fair market value determined by the General Partner) and to be paid out of the assets of the Partnership available for distribution to its partners, before any payment or distribution shall be made on any Junior Partnership Units, the amount of $1,000.00 per Series A Preferred Partnership Unit.

                  (2) After the payment to the holder of the Series A Preferred Partnership Units of the full liquidation amounts provided for herein, the holder of the Series A Preferred Partnership Units as such, shall have no right or claim to any of the remaining assets of the Partnership.

                  (3) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Partnership, the amounts payable with respect to the preference distributions on the Series A Preferred Partnership Units and the Preferred Partnership Units of the Partnership ranking, as to any liquidation rights, on a parity with the Series A Preferred Partnership Units are not paid in full, the holders of the Series A Preferred Partnership Units and any other Preferred Partnership Units ranking, as to liquidation rights, on a parity with the Series A Preferred Partnership Units shall share ratably in any such distribution of assets of the Partnership in proportion to the full respective preference amounts to which they would otherwise be respectively entitled.

                  (4) Neither the sale, lease or conveyance of all or substantially all of the property or business of the Partnership, nor the merger or consolidation of the Partnership into or with any other entity or the merger or consolidation of any other entity into or with the Partnership, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes hereof.

         (e) OPTIONAL REDEMPTION.

                  (1) The Partnership may, at its option (subject to the provisions of this paragraph (e)), redeem at any time and from time to time, in whole or in part, the Series A Preferred Partnership Units at a price per unit (the "Redemption Price"), payable in cash, of $1,200.00 per Unit, on the date fixed for redemption (the "Redemption Date"), without interest. The Series A Preferred Partnership Units have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.


                  (2) Notice of redemption will be mailed by the Partnership, postage prepaid, not less than 30 nor more than 60 days prior to the Redemption Date, addressed to each holder of record of the Series A Preferred Partnership Units to be redeemed at the address set forth in the transfer records of the Partnership. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Partnership Units except as to the holder to whom the

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Partnership has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Partnership Units may be listed or admitted to trading, such notice shall state: (a) the Redemption Date; (b) the Redemption Price; (c) the number of Series A Preferred Partnership Units to be redeemed; and (d) the place or places where the Series A Preferred Partnership Units to be redeemed are to be surrendered for payment of the Redemption Price.

                  (3) If notice has been mailed in accordance with paragraph
(e)(2) above and provided that on or before the Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Partnership, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the Series A Preferred Partnership Units so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, distributions on the Series A Preferred Partnership Units so called for redemption shall cease, and said units shall no longer be deemed to be outstanding and shall not have the status of Series A Preferred Partnership Units and all rights of the holders thereof as partners of the Partnership (except the right to receive the Redemption Price) shall cease. Upon surrender, in accordance with such notice, of the Series A Preferred Partnership Units so redeemed (properly endorsed or assigned for transfer, if the Partnership shall so require and the notice shall so state), such Series A Preferred Partnership Units shall be redeemed by the Partnership at the Redemption Price.

                  (4) Any funds deposited with a bank or trust company for the purpose of redeeming Series A Preferred Partnership Units shall be irrevocable except that:

                                    (a) the Partnership shall be entitled to
receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any Series A Preferred Partnership Units redeemed shall have no claim to such interest or other earnings; and

                                    (b) any balance of monies so deposited by
the Partnership and unclaimed by the holders of the Series A Preferred Partnership Units entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Partnership, and after any such repayment, the holders of the Series A Preferred Partnership Units entitled to the funds so repaid to the Partnership shall look only to the Partnership for payment without interest or other earnings.

                  (5) In case of redemption of less than all Series A Preferred Partnership Units at the time outstanding, the Series A Preferred Partnership Units to be redeemed shall be selected pro rata from the holders of record of such Series A Preferred Partnership Units in proportion to the number of Series A Preferred Partnership Units held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Partnership.

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                  (f) VOTING RIGHTS. Except as required by law, and as set forth below, the holders of the Series A Preferred Partnership Units shall not be entitled to vote at any meeting of the Partnership or Cedar Income Fund Ltd.
(the "Corporation") or for any other purpose or otherwise to participate in any action taken by the Partnership or the Corporation or the partners or shareholders thereof, or to receive notice of any meeting of the Partnership or Corporation.

                           (1) So long as any Series A Preferred Partnership
Units remain outstanding, neither the Partnership nor the Corporation will, without the affirmative vote or consent of the holders of at least a majority of the Series A Preferred Partnership Units outstanding at the time, given in person, by proxy, or written consent, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of the Partnership's Agreement of Limited Partnership or the Articles of Incorporation of the Corporation, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Partnership Units or the holders thereof; provided, however, with respect to the occurrence of any of such Events, so long as the Series A Preferred Partnership Units remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Partnership or the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series A Preferred Partnership Units.

                           (2) In the event the distributions payable hereunder
are in arrears for a period of more than 90 days, the holders of Series A Preferred Partnership Units shall have the right to vote, together with the Common Stock of the Corporation, on all matters on which the holders of Common Stock shall have the right to vote. The holders of Series A Preferred Partnership Units shall have the right to cast one vote for each share of Common Stock into which each Series A Preferred Partnership Units is convertible.

                           (3) The voting provisions contained in paragraphs (1)
and (2) above will not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all outstanding Series A Preferred Partnership Units shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

                           (4) On each matter submitted to a vote of the holders
of Series A Preferred Partnership Units in accordance with this paragraph (f), or as otherwise required by law, each Series A Preferred Partnership Unit shall be entitled to 222.22 votes. With respect to each Series A Preferred Partnership Unit, the holder thereof may designate a proxy, with each such proxy having the right to vote on behalf of the holder.

                  (g) CONVERSION. (1) Prior to approval by the stockholders of the Corporation, the Series A Preferred Partnership Units are not convertible into or exchangeable for any other property or securities of the Partnership or Corporation. After approval by the stockholders of the Corporation, the holders of Series A Preferred Partnership Units shall have the right at any time and from time to time in whole or in part upon at least 30 days prior written notice to the Corporation, to convert the Series A Preferred Partnership Units into Common Stock of the Corporation at a conversion price of $4.0909 per share, with the number of shares of Common Stock issuable upon conversion of each Series A Preferred Partnership Unit equal to $909.09 divided by $4.0909 or 222.22 shares.

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                  (2) If the Corporation shall subdivide the outstanding shares of Common Stock, or combine the outstanding shares of Common Stock into a greater number of shares of Common Stock, or combine the outstanding shares of Common Stock into a lesser number of shares, or issue by reclassification of its shares of Common Stock any shares of the Corporation, the applicable conversion price in effect immediately prior thereto shall be adjusted so that the holders of Series A Preferred Partnership Units thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have owned or been entitled to receive after the happening of any of the events described above if such Series A Preferred Partnership Units had been converted immediately prior to the happening of such event on the day upon which such subdivision, combination or reclassification, as the case may be, becomes effective. In case of the redemption of Series A Preferred Partnership Units, the right of conversion shall terminate as to the shares to be redeemed at the close of business two days preceding the date fixed for redemption. When Series A Preferred Partnership Units are converted, all distributions accrued and unpaid shall be cancelled and not paid.

         (h) TRANSFER RESTRICTIONS.

                  The Series A Preferred Partnership Units shall be subject to all the provisions of the Partnership Agreement, including all restrictions on transfers of Partnership Units.

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